Exhibit 99.1
Covanta Holding Corporation Announces Results of
Tender Offer for Any and All Outstanding
1.00% Senior Convertible Debentures due 2027
FAIRFIELD, NJ, December 9, 2010 – Covanta Holding Corporation, a Delaware corporation (NYSE:CVA) (the “Company” or “Covanta”), today announced the results of its cash tender offer (the “Tender Offer”) for any and all of its outstanding 1.00% Senior Convertible Debentures due 2027 (the “Debentures”). The Tender Offer expired at midnight, New York City time, on December 8, 2010, with $316,461,000 in aggregate principal amount of the Debentures (representing approximately 84.67% of the Debentures outstanding prior to the Tender Offer) validly tendered and not validly withdrawn. All of the Debentures tendered in the Tender Offer have been accepted by the Company for purchase and will be cancelled. After giving effect to the purchase of the tendered Debentures, an aggregate principal amount of $57,289,000 of the Debentures remain outstanding. Payment for the Debentures purchased pursuant to the Tender Offer is expected to be made on December 9, 2010.
In accordance with the terms of the Tender Offer, the consideration to be paid for the Debentures is $990 per $1,000 in principal amount of the Debentures, plus accrued and unpaid interest up to, but not including, December 9, 2010, the payment date for the Tender Offer. The aggregate consideration to be paid for the Debentures purchased, exclusive of accrued and unpaid interest, is approximately $313,296,390. The Company will pay for all of the Debentures purchased pursuant to the Tender Offer with a portion of the net proceeds received from its offering of 7.250% senior notes due 2020.
This press release is for informational purposes only and is not an offer to buy or sell or a solicitation of an offer to buy or sell with respect to any securities. Barclays Capital Inc. acted as lead dealer manager and BofA Merrill Lynch acted as co-dealer manager for the Tender Offer, and D.F. King & Co., Inc. acted as information agent and depositary for the Tender Offer. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 967-7635 (U.S. toll free) or at (212) 269-5550 (collect), or in writing to 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: Elton Bagley. Questions regarding the Tender Offer may be directed to Barclays Capital Inc. at (800) 438-3242 (U.S. toll free) or (212) 528-7581 (collect) or BofA Merrill Lynch at (888) 292-0070 (U.S. toll free) or (980) 388-4603 (collect).
About Covanta
Covanta Holding Corporation (NYSE:CVA) is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 44 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs
Vice President, Investor Relations
973-882-4196
James Regan
Associate, Media Relations and Corporate Communications
973-882-7152